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                                                            EXHIBIT 25.2
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                        FORM T-1
                                        --------


                                STATEMENT OF ELIGIBILITY
                         UNDER THE TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                     OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____


                                    --------------------

                           THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)


    A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                        identification number)


One First National Plaza, Chicago, Illinois              60670-0126
     (Address of principal executive offices)            (Zip Code)


                           The First National Bank of Chicago
                          One First National Plaza, Suite 0286
                             Chicago, Illinois   60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                  --------------------


                          SOUTHERN CALIFORNIA EDISON COMPANY
               (Exact name of obligor as specified in its charter)


   California                                           95-1240335
   (State or other jurisdiction of                      (I.R.S. employer
   incorporation or organization)                       identification number)


     2244 Walnut Grove Avenue
     Rosemead, California                                91170
(Address of principal executive offices)                 (Zip Code)


                                   Debt Securities
                           (Title of Indenture Securities)

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Item 1.            General Information.  Furnish the following
                   information as to the trustee:

                   (a) Name and address of each examining or supervising authority to which it is subject.

                   Comptroller of Currency, Washington, D.C.,
                   Federal Deposit Insurance Corporation,
                   Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                   (b)       Whether it is authorized to exercise
                   corporate trust powers.

                   The trustee is authorized to exercise corporate
                        trust powers.


Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                   No such affiliation exists with the trustee.


Item 16.           List of exhibits.   List below all exhibits filed as a
                   part of this Statement of Eligibility.

                   1. A copy of the articles of association of the trustee now in effect.*

                   2. A copy of the certificates of authority of the trustee to commence business.*

                   3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                   4.        A copy of the existing by-laws of the trustee.*

                   5.        Not Applicable.

                   6.        The consent of the trustee required by
                             Section 321(b) of the Act.
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                   7.        A copy of the latest report of condition of the
                             trustee published pursuant to law or the requirements of its supervising or examining authority.

                   8.        Not Applicable.

                   9.        Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all
     in the City of Chicago and State of Illinois, on the   22nd day of
     January, 1996.


                   The First National Bank of Chicago,
                   Trustee

                   By  /s/ R. D. Manella

                        R. D. Manella
                        Vice President


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).


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                                   EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                       January 22, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Southern California Edison Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago

                        By:  /s/ R. D. Manella

                             R. D. Manella
                             Vice President
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                                EXHIBIT 7

Legal Title of Bank:               The First National Bank of Chicago        Call Date: 09/30/95  ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Suite 0460                                       Page RC-1
City, State  Zip:                  Chicago, IL  60670-0460
FDIC Certificate No.:              0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1995

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                              Dollar Amounts in                         C400        <-
                                                                  Thousands            RCFD         BIL MIL THOU  -----
                                                              -----------------        ----         ------------

ASSETS
1.    Cash and balances due from depository institutions
      (from Schedule RC-A):
      a.   Noninterest-bearing balances and currency and
           coin(1)                                                                       0081         3,444,194     1.a.
      b.   Interest-bearing balances(2)                                                  0071         9,033,869     1.b.
2.    Securities
      a.   Held-to-maturity securities(from Schedule RC-B,
           column A)                                                                     1754           261,869     2.a.
      b.   Available-for-sale securities (from Schedule RC-B,
            column D)                                                                    1773           542,724     2.b.
3.    Federal funds sold and securities purchased under
      agreements to resell in domestic offices of the
      bank and its Edge and Agreement subsidiaries, and
      in IBFs:
      a.   Federal Funds sold                                                            0276         3,604,442     3.a.
      b.   Securities purchased under agreements to resell                               0277           772,500     3.b.
4.    Loans and lease financing receivables:
      a.   Loans and leases, net of unearned income
           (from Schedule RC-C)                            RCFD 2122 16,414,211                                     4.a.
      b.   LESS: Allowance for loan and lease losses       RCFD 3123    355,947                                     4.b.
      c.   LESS: Allocated transfer risk reserve           RCFD 3128          0                                     4.c.
      d.   Loans and leases, net of unearned income,
           allowance, and reserve
           (item 4.a minus 4.b and 4.c)                                                  2125        16,058,264     4.d.
5.    Assets held in trading accounts                                                    3545        14,146,146     5.
6.    Premises and fixed assets
      (including capitalized leases)                                                     2145           597,955     6.
7.    Other real estate owned
      (from Schedule RC-M)                                                               2150            10,020     7.
8.    Investments in unconsolidated
      subsidiaries and associated
      companies (from Schedule RC-M)                                                     2130            40,104     8.
9.    Customers' liability to this
      bank on acceptances outstanding                                                    2155           573,623     9.
10.   Intangible assets (from Schedule RC-M)                                             2143           105,787    10.
11.   Other assets (from Schedule RC-F)                                                  2160         1,454,689    11.
12.   Total assets (sum of items 1 through 11)                                           2170        50,646,186    12.

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

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
Legal Title of Bank:       The First National Bank of Chicago     Call Date: 09/30/95  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                 Page RC-2
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8

Schedule RC-Continued

                                                        Dollar Amounts in                             C400
                                                            Thousands                            BIL MIL THOU
                                                        -----------------                        ------------
LIABILITIES
13.   Deposits:
      a.   In domestic offices (sum of totals
           of columns A and C
           from Schedule RC-E, part 1)                                            RCON 2200        14,549,199  13.a.
           (1) Noninterest-bearing(1)                    RCON 6631  5,715,480                                  13.a.(1)
           (2) Interest-bearing                          RCON 6636  8,833,719                                  13.a.(2)
      b.   In foreign offices, Edge
           and Agreement subsidiaries, and
           IBFs (from Schedule RC-E, part II)                                     RCFN 2200        13,281,870  13.b.
           (1) Noninterest bearing                       RCFN 6631    435,273                                  13.b.(1)
           (2) Interest-bearing                          RCFN 6636 12,846,597                                  13.b.(2)
14.   Federal funds purchased and securities
      sold under agreements to repurchase
      in domestic offices of the bank and of
      its Edge and Agreement subsidiaries,
      and in IBFs:
      a.   Federal funds purchased                                                RCFD 0278         4,108,510  14.a.
      b.   Securities sold under agreements
           to repurchase                                                          RCFD 0279         1,405,589  14.b.
15.   a.   Demand notes issued to the U.S. Treasury                               RCON 2840            98,343  15.a.
      b.   Trading Liabilities                                                    RCFD 3548         8,276,459  15.b.
16.   Other borrowed money:
      a.   With original maturity of one year or less                             RCFD 2332         2,290,279  16.a.
      b.   With original maturity of more than one year                           RCFD 2333           549,433  16.b.
17.   Mortgage indebtedness and obligations
      under capitalized leases                                                    RCFD 2910           280,522  17.
18.   Bank's liability on acceptance
      executed and outstanding                                                    RCFD 2920           573,623  18.
19.   Subordinated notes and debentures                                           RCFD 3200         1,225,000  19.
20.   Other liabilities (from Schedule RC-G)                                      RCFD 2930           907,545  20.
21.   Total liabilities
      (sum of items 13 through 20)                                                RCFD 2948        47,546,372  21.
22.   Limited-Life preferred stock and related surplus                            RCFD 3282                 0  22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus                               RCFD 3838                 0  23.
24.   Common stock                                                                RCFD 3230           200,858  24.
25.   Surplus (exclude all surplus
      related to preferred stock)                                                 RCFD 3839         2,317,534  25.
26.   a.   Undivided profits and
           capital reserves                                                       RCFD 3632           582,210  26.a.
      b.   Net unrealized holding gains
           (losses) on available-for-sale
           securities                                                             RCFD 8434             (806)  26.b.
27.   Cumulative foreign currency
      translation adjustments                                                     RCFD 3284                18  27.
28.   Total equity capital
      (sum of items 23 through 27)                                                RCFD 3210         3,099,814  28.
29.   Total liabilities, limited-life
      preferred stock, and equity
      capital (sum of items 21, 22, and 28)                                       RCFD 3300        50,646,186  29.

Memorandum
To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the statement below that
      best describes the most comprehensive level of auditing work performed          Number
      for the bank by independent external auditors as of any date during 1993    RCFD 6724  N/A    M.1.

1 = Independent audit of the bank conducted in accordance                      4 =      Directors' examination of the bank
     with generally accepted auditing standards by a certified                          performed by other external auditors (may
     public accounting firm which submits a report on the bank                          be required by state chartering authority)
2 = Independent audit of the bank's parent holding company                     5 =      Review of the bank's financial statements
     conducted in accordance with generally accepted auditing                           by external auditors
     standards by a certified public accounting firm which                     6 =      Compilation of the bank's financial
     submits a report on the consolidated holding company                               statements by external auditors
     (but not on the bank separately)                                          7 =      Other audit procedures (excluding tax
3 = Directors' examination of the bank conducted in                                     preparation work)
     accordance with generally accepted auditing standards                     8 =      No external audit work
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.